Exhibit 99.1

April 23, 2013	Media Contact:	Michael Hanretta
WILMINGTON, Del.		302-774-4005
michael.j.hanretta@dupont.com
	Investor Contact:	302-774-4994

DuPont Reports 1Q 2013 Operating EPS of $1.56

Agriculture Segment Achieves Record Operating Earnings, Company Raises Dividend

WILMINGTON, Del., April 23, 2013 — DuPont today announced first quarter 2013 operating earnings per share (EPS) of $1.56 versus prior year earnings of $1.64.  GAAP1 EPS from continuing operations was $1.47 versus $1.48 in the prior year.  Primary drivers of results for the quarter were record Agriculture operating earnings offset by an expected decline in Performance Chemicals.  DuPont reaffirmed its full year 2013 EPS outlook and today announced a 5 percent dividend increase.

1Q 2013 Highlights

•                  Sales of $10.4 billion were up 2 percent, reflecting volume growth.  A one percent increase in local prices was offset by currency impact.

•                  Record Agriculture operating earnings of $1.5 billion were up 13 percent.  Sales increased 14 percent driven by strong volume growth, particularly in North America and Latin America, and higher pricing from new seed and crop protection products.

•                  Total segment operating earnings of $2.3 billion were down 8 percent, largely due to a $320 million decline (about $.26 EPS) in Performance Chemicals from last year’s high levels.

•                  The company completed the sale of the Performance Coatings segment, executed a $1 billion share buyback and reduced its net debt.

•                  Cost productivity gains and restructuring savings are on track to meet or exceed full year targets.

•                  The company reaffirms its outlook for full-year 2013 operating earnings of $3.85-$4.05 per share, an increase of 2-7 percent from $3.77 per share earned in 2012.

“The first quarter finished as expected, with the strong Agriculture performance and Performance Chemicals’ decline from peak levels last year,” said DuPont Chair and CEO Ellen Kullman. “Our strategies for growth and improved return on capital are working as we continue to focus on delivering science-powered innovation and industry-leading productivity improvement.  We remain committed to delivering value to our shareholders as demonstrated by executing our share buyback, strengthening our balance sheet and increasing our dividend.”

1Generally Accepted Accounting Principles (GAAP)

E. I. du Pont de Nemours and Company

Global Consolidated Sales — 1st Quarter

First quarter 2013 sales were $10.4 billion, up 2 percent versus last year, with 2 percent higher volume.  Negative currency impact offset higher local selling prices.  Volume was primarily driven by increases for Agriculture in North America and Latin America.  The table below shows first quarter regional sales and variances versus first quarter 2012.

	Three Months Ended
	March 31, 2013		Percentage Change Due to:
			Local	Currency
(Dollars in millions)	$	% Change	Price	Effect	Volume
U.S. & Canada	$4,848	8	4	—	4
EMEA*	2,727	(1)	1	(1)	(1)
Asia Pacific	1,754	(8)	(6)	(2)	—
Latin America	1,079	4	4	(4)	4

Total Consolidated Sales	$10,408	2	1	(1)	2

* Europe, Middle East & Africa

Segment Sales — 1st Quarter

The table below shows first quarter 2013 segment sales with related variances versus the prior year.

	Three Months Ended		Percentage Change
	March 31, 2013		Due to:
SEGMENT SALES			USD		Portfolio/
(Dollars in millions)	$	% Change	Price	Volume	Other
Agriculture	$4,669	14	6	8	—
Electronics & Communications	616	(9)	(3)	(6)	—
Industrial Biosciences	289	—	1	(1)	—
Nutrition & Health	868	7	5	4	(2)
Performance Chemicals	1,585	(17)	(11)	(6)	—
Performance Materials	1,559	(3)	(3)	1	(1)
Safety & Protection	907	(4)	(2)	(2)	—
Other	1	nm
Total segment sales	10,494
Elimination of transfers	(86)
Consolidated net sales	$10,408

Operating Earnings — 1st Quarter

			Change vs. 2012
(Dollars in millions)	1Q13	1Q12	$	%
Agriculture	$1,516	$1,338	$178	13%
Electronics & Communications	49	59	(10)	-17%
Industrial Biosciences	41	39	2	5%
Nutrition & Health	76	79	(3)	-4%
Performance Chemicals	251	571	(320)	-56%
Performance Materials	292	277	15	5%
Safety & Protection	138	159	(21)	-13%
Other	(91)	(76)	(15)	nm
	2,272	2,446	(174)	-7%
Pharmaceuticals	4	27	(23)	-85%
Total segment operating earnings (1)	2,276	2,473	(197)	-8%

Corporate expenses	(214)	(251)	37	-15%
Interest expense	(117)	(114)	(3)	3%
Operating earnings before income taxes and exchange gains/losses	1,945	2,108	(163)	-8%
Provision for income taxes on operating earnings, excluding taxes on exchange gains/losses	(456)	(505)	49	nm
Net after-tax exchange gains (losses) (2)	(23)	(44)	21	nm
Net income attributable to noncontrolling interests	(7)	(12)	5	nm
Operating earnings	$1,459	$1,547	$(88)	-6%

Operating earnings per share	$1.56	$1.64	$(0.08)	-5%

(1) See Schedules B and C for listing of significant items and their impact by segment.

(2) See Schedule D for additional information on exchange gains and losses.

The following is a summary of business results for each of the company’s reportable segments in the first quarter comparing current period with the prior year.  References to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture — Operating earnings of $1.5 billion improved 13 percent on higher volume and price, partially offset by higher seed input costs which pressured margin slightly.  Earnings improvement was driven by a 14 percent increase in sales reflecting strong corn seed sales in North America and Brazil and strong Crop Protection volumes in North America and Latin America.

Electronics & Communications — Operating earnings of $49 million declined $10 million driven largely by lower sales in photovoltaic markets, as share gains were more than offset by lower usage of materials per photovoltaic module.

Industrial Biosciences — Operating earnings of $41 million were up 5 percent on higher demand and lower input costs for Sorona® polymer for carpeting and growth in food enzymes, partially offset by lower enzyme demand for ethanol production.

Nutrition & Health — Operating earnings of $76 million decreased $3 million.  Pricing gains, strong demand for probiotics and specialty protein solution and the realization of integration synergies were offset by higher raw material costs, primarily in enablers.

Performance Chemicals — Operating earnings of $251 million were $320 million lower, due primarily to substantial price declines in the titanium dioxide market and weak demand for fluoropolymers, particularly in North America and Asia Pacific.  Titanium dioxide volume was essentially flat year-over-year, but increased 8 percent from fourth quarter 2012.

Performance Materials — Operating earnings of $292 million increased 5 percent due primarily to lower feedstock costs and higher sales volume in packaging markets, partially offset by weak demand in the European automotive market and continued softness in the industrial and electronics markets.

Safety & Protection — Operating earnings of $138 million decreased $21 million reflecting a weaker sales mix, as well as lower plant utilization.  Lower sales primarily reflect significantly reduced demand for military protection products and continued softness in certain industrial markets.

Additional information is available on the DuPont Investor Center website at http://www.investors.dupont.com.

Outlook

The company reaffirms its outlook for full-year 2013 operating earnings of $3.85-$4.05 per share, an increase of 2-7 percent from $3.77 per share earned in 2012, based on continued strong growth in Agriculture and anticipated overall improvement in global industrial market demand.  For first-half 2013, the company expects operating earnings per share to be about 7-9 percent lower than the first half of 2012, primarily reflecting, as in the first quarter, lower Performance Chemicals earnings from peak levels in the prior year.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules A, C and D.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802.  The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.  For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements:  This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized.  Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control.  Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; inability to protect and enforce the company’s intellectual property rights; and integration of acquired businesses and completion of divestitures of underperforming or non-strategic assets or businesses.  The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

#   #   #

4/23/13

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended March 31,
	2013	2012
Net sales	$10,408	$10,180
Other income, net	92	14
Total	10,500	10,194

Cost of goods sold and other operating charges (a)	7,105	6,816
Selling, general and administrative expenses	983	955
Research and development expense	521	508
Interest expense	117	114
Total	8,726	8,393

Income from continuing operations before income taxes	1,774	1,801
Provision for income taxes on continuing operations (a)	387	392
Income from continuing operations after income taxes	1,387	1,409
Net income from discontinued operations after taxes	1,968	95

Net income	3,355	1,504

Less: Net income attributable to noncontrolling interests	7	12

Net income attributable to DuPont	$3,348	$1,492

Basic earnings per share of common stock (b):
Basic earnings per share of common stock from continuing operations	$1.48	$1.49
Basic earnings per share of common stock from discontinued operations	2.12	0.10
Basic earnings per share of common stock	$3.60	$1.60

Diluted earnings per share of common stock (b):
Diluted earnings per share of common stock from continuing operations	$1.47	$1.48
Diluted earnings per share of common stock from discontinued operations	2.10	0.10
Diluted earnings per share of common stock	$3.58	$1.58

Dividends per share of common stock	$0.43	$0.41

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	928,348,000	933,910,000
Diluted	935,390,000	944,238,000

(a) See Schedule B for detail of significant items.

(b) The sum of the individual earnings per share amounts may not equal the total due to rounding.

Reconciliation of Non-GAAP Measures

Summary of Earnings Comparison

		Three Months Ended March 31,
		2013	2012	% Change
	Income from continuing operations after income taxes (GAAP)	$1,387	$1,409	-2%
Less:	Significant items benefit (charge) included in income from continuing operations after income taxes (per Schedule B)	20	(32)
	Non-operating pension/OPEB costs included in income from continuing operations after income taxes	(99)	(118)
	Net income attributable to noncontrolling interest	7	12
	Operating earnings	$1,459	$1,547	-6%

	EPS from continuing operations (GAAP)	$1.47	$1.48	-1%
	Significant items benefit (charge) included in EPS (per Schedule B)	0.02	(0.04)
	Non-operating pension/OPEB costs included in EPS	(0.11)	(0.12)
	Operating EPS	$1.56	$1.64	-5%

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	March 31, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$6,555	$4,284
Marketable securities	26	123
Accounts and notes receivable, net	7,950	5,452
Inventories	6,916	7,565
Prepaid expenses	268	204
Deferred income taxes	699	613
Assets held for sale	—	3,076
Total current assets	22,414	21,317
Property, plant and equipment, net of accumulated depreciation (March 31, 2013 - $19,233; December 31, 2012 - $19,085)	12,590	12,741
Goodwill	4,543	4,616
Other intangible assets	4,970	5,126
Investment in affiliates	1,169	1,163
Deferred income taxes	3,957	3,936
Other assets	921	960
Total	$50,564	$49,859

Liabilities and Equity
Current liabilities
Accounts payable	$3,957	$4,853
Short-term borrowings and capital lease obligations	2,006	1,275
Income taxes	945	343
Other accrued liabilities	4,615	5,997
Liabilities related to assets held for sale	—	1,084
Total current liabilities	11,523	13,552

Long-term borrowings and capital lease obligations	11,279	10,465
Other liabilities	14,526	14,687
Deferred income taxes	921	856
Total liabilities	38,249	39,560

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; Issued at March 31, 2013 - 1,007,234,000 ; December 31, 2012 - 1,020,057,000	302	306
Additional paid-in capital	10,394	10,655
Reinvested earnings	16,709	14,383
Accumulated other comprehensive loss	(8,662)	(8,646)
Common stock held in treasury, at cost (87,041,000 shares at March 31, 2013 and December 31, 2012)	(6,727)	(6,727)
Total DuPont stockholders’ equity	12,253	10,208
Noncontrolling interests	62	91
Total equity	12,315	10,299
Total	$50,564	$49,859

E. I. du Pont de Nemours and Company

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Three Months Ended March 31,
Total Company	2013	2012

Net income	$3,355	$1,504
Adjustments to reconcile net income to cash used for operating activities:
Depreciation	327	349
Amortization	106	106
Other noncash charges and credits - net	(23)	311
Gain on sale of business	(2,683)	—
Contributions to pension plans	(110)	(614)
Change in operating assets and liabilities - net	(3,639)	(3,533)
Cash provided by (used for) operating activities	(2,667)	(1,877)

Investing activities
Purchases of property, plant and equipment	(321)	(301)
Proceeds from sale of business	4,815	—
Net (increase) decrease in short-term financial instruments	99	248
Forward exchange contract settlements	(47)	(87)
Other investing activities - net	62	(16)
Cash provided by (used for) investing activities	4,608	(156)

Financing activities
Dividends paid to stockholders	(405)	(386)
Net increase (decrease) in borrowings	1,558	2,278
Prepayment for the repurchase of common stock	(1,000)	(400)
Proceeds from exercise of stock options	117	389
Other financing activities - net	61	(36)
Cash provided by (used for) financing activities	331	1,845

Effect of exchange rate changes on cash	(96)	12

Increase (decrease) in cash and cash equivalents	2,176	(176)

Cash and cash equivalents at beginning of period	4,379	3,586

Cash and cash equivalents at end of period	$6,555	$3,410

Reconciliation of Non-GAAP Measure

Calculation of Free Cash Flow - Total Company

	Three Months Ended March 31,
	2013	2012
Cash provided by (used for) operating activities	$(2,667)	$(1,877)
Purchases of property, plant and equipment	(321)	(301)
Free cash flow	$(2,988)	$(2,178)

E. I. du Pont de Nemours and Company

Schedule of Significant Items from Continuing Operations

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS FROM CONTINUING OPERATIONS

	Pre-tax		After-tax		($ Per Share)
	2013	2012	2013	2012	2013	2012
1st Quarter
Customer claims charge (a)	$(35)	$(50)	$(22)	$(32)	$(0.02)	$(0.04)
Income tax items (b)	—	—	42	—	0.04	—
1st Quarter - Total	$(35)	$(50)	$20	$(32)	$0.02	$(0.04)

(a)              First quarter 2013 and first quarter 2012 included charges of $(35) and $(50), respectively, recorded in Cost of goods sold and other operating charges associated with the company’s process to fairly resolve claims related to the use of Imprelis® herbicide, bringing the total charges to $(785) at March 31, 2013.  The company will continue to evaluate reported claim damage as additional information becomes available. It is reasonably possible that additional charges could result from this evaluation. While there is a high degree of uncertainty, total charges could range as high as $(900). The company has an applicable insurance program with a deductible equal to the first $100 of costs and expenses. The insurance program limits are $725 for costs and expenses in excess of the $100. The company has submitted and will continue to submit requests for payment to its insurance carriers for costs associated with this matter. The process of seeking insurance recovery is ongoing and the timing and outcome are uncertain. This matter relates to the Agriculture segment.

(b)             First quarter 2013 included a net tax benefit of $42 consisting of a $68 benefit for the 2013 extension of certain U.S business tax provisions offset by a ($26) charge related to the global distribution of Performance Coatings cash proceeds.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended March 31,
	2013	2012
SEGMENT SALES (1)
Agriculture	$4,669	$4,080
Electronics & Communications	616	677
Industrial Biosciences	289	288
Nutrition & Health	868	808
Performance Chemicals	1,585	1,900
Performance Materials	1,559	1,600
Safety & Protection	907	941
Other	1	1
Total Segment sales	10,494	10,295

Elimination of transfers	(86)	(115)
Consolidated net sales	$10,408	$10,180

(1)             Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C (continued)

	Three Months Ended March 31,
	2013	2012
INCOME/(LOSS) FROM CONTINUING OPERATIONS (GAAP)
Agriculture	$1,481	$1,288
Electronics & Communications	49	59
Industrial Biosciences	41	39
Nutrition & Health	76	79
Performance Chemicals	251	571
Performance Materials	292	277
Safety & Protection	138	159
Pharmaceuticals	4	27
Other	(91)	(76)
Total Segment PTOI	2,241	2,423

Corporate expenses	(214)	(251)
Interest expense	(117)	(114)
Non-operating pension/OPEB costs	(147)	(176)
Net exchange gains (losses) (1)	11	(81)
Income before income taxes from continuing operations	$1,774	$1,801

Three Months Ended March 31,
	2013	2012
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)
Agriculture	$(35)	$(50)
Electronics & Communications	—	—
Industrial Biosciences	—	—
Nutrition & Health	—	—
Performance Chemicals	—	—
Performance Materials	—	—
Safety & Protection	—	—
Pharmaceuticals	—	—
Other	—	—
Total significant items by segment	(35)	(50)
Corporate expenses	—	—
Total significant items before income taxes	$(35)	$(50)

	Three Months Ended March 31,
	2013	2012
OPERATING EARNINGS
Agriculture	$1,516	$1,338
Electronics & Communications	49	59
Industrial Biosciences	41	39
Nutrition & Health	76	79
Performance Chemicals	251	571
Performance Materials	292	277
Safety & Protection	138	159
Pharmaceuticals	4	27
Other	(91)	(76)
Total segment operating earnings	2,276	2,473
Corporate expenses	(214)	(251)
Interest expense	(117)	(114)
Operating earnings before income taxes and exchange gains (losses)	1,945	2,108
Net exchange gains (losses) (1)	11	(81)
Operating earnings before income taxes	$1,956	$2,027

(1)             See Schedule D for additional information on exchange gains and losses.

(2)             See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended March 31,
	2013	2012

Income from continuing operations before income taxes	$1,774	$1,801
Less: Net income attributable to noncontrolling interests	7	12
Add: Interest expense	117	114
Adjusted EBIT from continuing operations	1,884	1,903
Add: Depreciation and amortization	433	427
Adjusted EBITDA from continuing operations	$2,317	$2,330

Reconciliation of Operating Earnings Per Share (EPS) Outlook

The reconciliation below represents the company’s outlook on an operating earnings basis, defined as earnings from continuing operations excluding significant items and non-operating pension/OPEB costs.

	Year Ended December 31,
	2013 Outlook	2012 Actual
Operating EPS	$3.85 - $4.05	$3.77

Significant items
Tax items	0.04	—
Sale of an equity method investment	—	0.08
Customer claims charges	(0.02)	(0.39)
Restructuring charge/adjustments	—	(0.17)
Litigation settlement	—	(0.13)
Asset impairment charge	—	(0.19)
Sale of business	—	0.08

Non-operating pension/OPEB costs - estimate	(0.42)	(0.46)

Impact of LIFO accounting change	—	0.02

EPS from continuing operations (GAAP)	$3.45 - $3.65	$2.61

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions)

SCHEDULE D (continued)

Exchange Gains/Losses on Operating Earnings

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in Other income, net and the related tax impact is recorded in Provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended March 31,
	2013	2012
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$(95)	$47
Local tax benefits (expenses)	3	(7)
Net after-tax impact from subsidiary exchange gains (losses)	$(92)	$40

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$106	$(128)
Tax benefits (expenses)	(37)	44
Net after-tax impact from hedging program exchange gains (losses)	$69	$(84)

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$11	$(81)
Tax benefits (expenses)	(34)	37
Net after-tax exchange gains (losses) (1)	$(23)	$(44)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”

(1)  The above Net after-tax exchange gains (losses) excludes gains (losses) attributable to discontinued operations of ($5) and $0 for the three months ended March 31, 2013 and 2012, respectively.

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), as defined above, significant items and non-operating pension/OPEB costs.

		Three Months Ended March 31,
		2013	2012

Income from continuing operations before income taxes		$1,774	$1,801
Add:	Significant items - (benefit) charge (2)	35	50
	Non-operating pension/OPEB costs	147	176
Less: Net exchange (losses) gains		11	(81)
Income from continuing operations before income taxes, significant items, exchange gains (losses), and non-operating pension/OPEB costs		$1,945	$2,108

Provision for income taxes on continuing operations		$387	$392
Add:	Tax benefits (expenses) on significant items	55	18
	Tax benefits (expenses) on non-operating pension/OPEB costs	48	58
	Tax benefits (expenses) on exchange gains/losses	(34)	37
Provision for income taxes on operating earnings, excluding exchange gains (losses)		$456	$505

Effective income tax rate		21.8%	21.8%
Significant items effect and non-operating pension/OPEB costs effect		3.3%	1.3%
Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs		25.1%	23.1%
Exchange gains (losses) effect		(1.7)%	0.9%
Base income tax rate from continuing operations		23.4%	24.0%

(2)  See Schedule B for detail of significant items.